SUB-ADVISORY AGREEMENT
                                   SCHEDULE A

                     SERIES OF NEUBERGER BERMAN EQUITY FUNDS

    The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman Century Fund
Neuberger Berman Climate Change Fund
Neuberger Berman Convergence Fund
Neuberger Berman Dividend Fund
Neuberger Berman Emerging Markets Equity Fund
Neuberger Berman Energy Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman International Institutional Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Partners Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Research Opportunities Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Small and Mid Cap Growth Fund
Neuberger Berman Small Cap Growth Fund
Neuberger Berman Socially Responsive Fund


Date: October 8, 2008